UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2014

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant's Certifying Accountant.

On February 10, 2014, Intuitive Surgical, Inc. (the “Company”) sent Ernst & Young LLP (“Ernst & Young”), as well as other accounting firms, a “request for proposal” for services associated with the audit of the Company’s consolidated financial statements for the year ending December 31, 2014.  On February 11, 2014, Ernst & Young declined to respond to the “request for proposal” and further indicated that it was declining to stand for re-election as auditors of the Company’s financial statements for the year ending December 31, 2014, and effectiveness of the Company's internal control over financial reporting as of December 31, 2014.

The reports of Ernst & Young on the Company's consolidated financial statements for the years ended December 31, 2013 and 2012, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2013 and 2012, and in the subsequent interim period through February 11, 2014, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the subject matter in their report. There also were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission (“SEC”).

The Company requested Ernst & Young to furnish the Company a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated February 14, 2014, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
d) Exhibits.
The following exhibit is furnished with this report on Form 8-K:

16.1     Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated February 14, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date:	February 14, 2014	By	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated February 14, 2014.